-9-

December 7, 1995



Robert R. Giordano
12 Cobbler Lane
Bedford, New Hampshire  03110

                Management Continuity Agreement

Dear Mr. Giordano:

     The Board of Directors (the "Board") of EnergyNorth, Inc. (the "Company") recognizes that, as is the case with many publicly held corporations, there always exists the possibility of a change of control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of members of management of the Company and its subsidiaries to the detriment of the Company and its shareholders.

     The Board considers the establishment, maintenance, and continuity of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Board also believes that when a change of control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested advice from management regarding the best interests of the Company and its shareholders without concern that members of management might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring change of control.

     Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of certain members of management of the Company and to ensure the availability of their disinterested advice, notwithstanding the possibility, threat or occurrence of a change of control.

     Therefore, in order to fulfill the above purposes, the Board has designated you as eligible for severance benefits as set forth below.

1. Offer: In order to induce you to remain in the employ of the Company and to provide continued services to the Company now and in the event that a change of control is imminent or occurring, this letter agreement (the "Agreement") sets forth severance benefits which the Company offers to pay to you in the event of a termination of your employment (as described in Section 5 below, excluding a termination for Cause, disability, death or retirement) subsequent to a Change of Control of the Company (as defined in Section 4 below).

2. Operation: This Agreement shall be effective immediately upon its execution but, anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any of its provisions shall be operative unless and until there has been a Change of Control while you are still an employee of the Company, nor shall this Agreement govern or affect your employment relationship with the Company except as explicitly set forth herein. Upon a Change of Control, if you are still employed by the Company, this Agreement and all of its provisions shall become operative immediately. If your employment relationship with the Company is terminated before a Change of Control, you shall have no rights or obligations under this Agreement.

3.   Term:

     a) Term of Agreement. The term of this Agreement shall commence immediately upon the date hereof and continue for a period of at least sixty full calendar months thereafter.

     b) One-Year Evergreen Provision. This Agreement shall be reviewed annually by the Board at its meeting held for the review of compensation and in all events prior to December 1 of each year. At such yearly review, the Board shall consider whether or not to extend the term of this Agreement for an additional year. Unless the Board affirmatively votes not to extend this Agreement, the term of this Agreement shall be extended for a period of one year from the previous termination date. In the event the Board votes not to extend this Agreement, the termination date of this Agreement shall be the later of sixty months from the effective date of this Agreement or sixty months from December 1st of the year in which this Agreement was last extended.

4. Change in Control: For the purpose of this Agreement, a "Change of Control" shall mean:

     (1) The acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and
(iii) of Subparagraph (3) of this Subsection (b) are satisfied;
or

     (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation,(i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may
be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

     (4) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

5.   Severance Benefit:

     a. Severance Benefits. If, within five years after a Change of Control (as defined above) of the Company, you are discharged without Cause or resign for Good Reason (as defined below), the Company shall pay to you within ten business days following the Date of Termination (as defined below) a lump sum severance benefit equal to five times the greater of (1) your annual salary, including deferrals, as in effect immediately prior to the Change of Control, plus the average of the previous three years' annual incentive compensation award earned under the EnergyNorth, Inc. Key Employee Performance and Equity Incentive Plan, or (2) your annual salary, including deferrals, as in effect on the Date of Termination, plus the average of the previous three years' annual incentive compensation award earned under the EnergyNorth, Inc. Key Employee Performance and Equity Incentive Plan, plus interest on any delayed payment at the rate of 150% of the Prime Rate as posted by the Bank of Boston.

     b. Good Reason. If any of the following events occurs within five years after a Change of Control, you may voluntarily terminate your employment within 30 days of the occurrence of such event and be entitled to the severance benefits set forth in Subsection (a) above:

          (1) the Company assigns any duties to you which are inconsistent with your position, duties, offices, titles, responsibilities, reporting requirements or status with the Company immediately prior to a Change of Control; or

          (2) the Company reduces your base salary, including deferrals, as in effect immediately prior to a Change of Control;
or

          (3) the Company discontinues any bonus or other compensation plans or any other benefit, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or similar plan (as the same existed immediately prior to the Change of Control) in which you participated or were eligible to participate in immediately prior to the Change of Control and in lieu thereof does not make available plans providing at least comparable benefits; or

          (4) the Company takes action which adversely affects your participation in, or eligibility for, or materially reduces your benefits under, any of the plans described in (3) above, or which deprives you of any material fringe benefit enjoyed by you immediately prior to the Change of Control, or fails to provide you with the number of paid vacation days to which you were entitled in accordance with normal vacation policy immediately prior to the Change of Control; or

          (5) the Company requires you to be based at any office or location other than one within a 50-mile radius of the boundaries of EnergyNorth Natural Gas, Inc.'s franchise territory as such boundaries existed immediately prior to the Change in Control; or

          (6) the Company purports to terminate your employment otherwise than as expressly permitted by this Agreement; or

          (7)  the Company fails to comply with and satisfy
Section 7, provided that such successor has received at least ten days prior written notice from the Company or from you of the requirements of Section 7.

     You shall have the sole right to determine, in good faith, whether any of the above events has occurred. Anything in this Agreement to the contrary notwithstanding, a termination of employment by you for any reason during the 30-day period immediately following the first anniversary of a Change of Control ("Window Period") shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

     c) Cause. Cause shall mean: conviction of a felony or crime involving an act of moral turpitude, dishonesty, or misfeasance which substantially interferes with the orderly business of the Company or any of its subsidiaries, action that directly or indirectly causes the Company or its subsidiaries to suffer substantial loss or damage, refusal to follow or material neglect of reasonable requests of the Company made pursuant to this Agreement, and conduct that substantially interferes with or damages the standing or reputation of the Company or any of its subsidiaries.

     d) Notice of Termination. Any termination by the Company for Cause, or by you for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

     e) Date of Termination. "Date of Termination" means (A) if your employment is terminated by the Company for Cause, or by you for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (B) if your employment is terminated by the Company other than for Cause or disability, the Date of Termination shall be the date on which the Company notifies you of such termination and (C) if your employment is terminated by reason of death or disability, the Date of Termination shall be the date of your death or the date you are determined to have a disability under any long-term disability policy of the Company which covers you, or, if none, as defined in the EnergyNorth, Inc. Retirement Plan for Salaried Employees, as the case may be.

     (f) Other Benefits Payable. The severance benefit described in Subsection (a) above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned by deferred compensation, rights, options or other benefits which may be owed to you following discharge or resignation (and not contingent on any Change of Control preceding such termination), including but not limited to accrued vacation or sick pay, amounts or benefits payable, if any, under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar plan.

     g) Payment Obligations Absolute. Upon a Change of Control the Company's obligations to pay the severance benefits or make any other payments described in this Section 5 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its subsidiaries may have against you or anyone else. You shall not be required to mitigate damages, and if you do accept other employment, any benefits or payments hereunder shall not be reduced by any compensation earned or other benefits received as a result of such employment.

     h) Legal Fees and Expenses. Subject to and contingent upon the occurrence of a Change of Control the Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which you may reasonably thereafter incur as a result of any contest, litigation or arbitration (regardless of the outcome thereof) by the Company, you or others of the validity or enforceability of, or liability under, any provision of this Agreement (including any contest by you about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the rate of 150%. of the Prime Rate posted by the Bank of Boston.

     i) Retirement. If your employment is terminated due to retirement, you shall not be entitled to severance benefits under this Agreement, regardless of the occurrence of a Change of Control. A termination by retirement shall have occurred where your termination is caused by the fact that you have reached normal retirement age for employees in your position.

6. Assignability. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to any subsidiary or affiliate) or by you.

7. Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform. As used in this Agreement, "Company" shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

8. Amendment: Waiver. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

9. Notices . All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to you:
     Robert R. Giordano
     12 Cobbler Lane
     Bedford, NH  03110

     If to the Company:

     Director of Human Resources
     EnergyNorth, Inc.
     1260 Elm Street
     P.O. Box 329
     Manchester, NH  03105-0329

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

10. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision. If any provision of this Agreement, or portion thereof is so broad, in scope or duration, as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

11. Arbitration. Any dispute or controversy between the parties relating to this Agreement shall be settled by binding arbitration in the City of Manchester, State of New Hampshire, pursuant to the governing rules of the American Arbitration Association and shall be subject to the provisions of New Hampshire Revised Statutes Annotated Chapter 542. Judgment upon the award may be entered in any court of competent jurisdiction.

12. Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be permitted to be withheld pursuant to any applicable law or regulation. The Company may withhold such other amounts as may be permitted by law.

13. Entire Agreement. This Agreement contains the entire understanding of the Company and you with respect to the subject matter hereof.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive internal law and not the conflict of law provisions of the State of New Hampshire.

     If the terms of the foregoing Agreement are acceptable to you, please sign and return to the Company the enclosed copy of this Agreement whereupon this Agreement shall become a valid and legally binding contract between you and the Company.

                                   Very truly yours,
                                   EnergyNorth, Inc.

                                   By:  Edward T. Borer
                                        ---------------
                                        Edward T. Borer
                                        Chairman of the Board

                                   Accepted and Agreed as of
                                   the date first above written:

                                        Robert R. Giordano
                                        -----------------
                                        Robert R. Giordano